News
For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Sr. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS FIRST QUARTER 2010 RESULTS
Strong Transactions Drive Higher than Expected Results

CHANTILLY, Va., May 6, 2010 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of online financial services, today reported financial and operating results for the three months ended March 31, 2010. For the first quarter:

•	Revenue was $38.6 million, compared to $39.2 million in the first quarter of 2009.

•	Ebitda, a non-GAAP measure, was $8.3 million, compared to $7.1 million in the same quarter of 2009.

•	Adjusted Ebitda, a non-GAAP measure that adjusts Ebitda for equity compensation and other expense, was $9.3 million, compared to $8.4 million in the prior year period.

•	Net loss available to common stockholders was $0.2 million, or $0.01 per share, compared to a loss of $1.6 million, or $0.05 per share, in the same quarter of 2009.

•	Core net income, a non-GAAP measure, was $2.4 million, or $0.08 per diluted share, compared to $2.0 million, or $0.07 per diluted share, in the same quarter of 2009.

“As previously announced, our higher than expected results were largely driven by factors unique to the first quarter, particularly strong eCommerce service fee transactions,” said John Dorman, the company’s co-chairman of the Board of Directors and interim chief executive officer. “Additionally, we exceeded our earnings guidance despite the impact of our decision to pay 2010 incentive compensation in cash rather than equity.”

Dorman continued, “We are pleased with the quarter and the possibility of healthier transaction growth going forward. However, because of the residual impact of client losses, producing year-over-year revenue growth will be a challenge in the near term. Further, our earnings will be affected as we incur restructuring costs and reallocate resources to sales, marketing, strategic partnerships and client relationship management.”

“I am very pleased that our staff is embracing recent organizational changes and using this opportunity to look for new ways to generate new sales, retain and better serve existing clients, optimize partner relationships, and deliver operational excellence. While I am confident we can restore revenue growth and predictability to our business model in a reasonable timeframe, we have just begun the hard work required to make this happen,” stated Dorman.

(more)

Outlook for Second Quarter 2010
Online Resources provided the following guidance for the second quarter of 2010, which includes expenses of approximately $1.3 million related to the Company’s restructuring. These statements are forward-looking, and actual results may differ materially.

•	Revenue for the second quarter is expected to be between $34.8 and $36.8 million.

•	Ebitda[1,2] for the quarter is expected to be between $4.8 and $6.3 million

•	Adjusted Ebitda[1,2] for the quarter is expected to be between $5.7 and $7.0 million.

•	Core net income[1,3,4,5] is expected to be between $0.01 and $0.03 per diluted share.

(1)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Ebitda, adjusted Ebitda and core net income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.

(2)	Ebitda is defined as net income before interest, taxes, depreciation and amortization expense. Adjusted Ebitda is defined as net income before interest, taxes depreciation and amortization, and equity compensation expense.

(3)	Core net income is defined as net income available to common stockholders before, on a pre-tax basis, the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit from the release of valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark-to-market investments, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.

(4)	Excludes estimates for amortization of acquisition-related intangible assets of $1.6 million, equity compensation expense of $0.9 million and preferred stock accretion related to the redemption premium of $0.4 million.

(5)	Core net income per share calculated using estimated fully diluted shares outstanding of 31.9 million.

Conference Call and Web Cast
Management will host a conference call to discuss results at 5:00 p.m. ET today. The conference call dial-in number is (877) 303-6496 for domestic participants and (707) 287-9318 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com.

The call and web cast will be recorded and available for playback from 8:00 p.m. ET on May 6th until midnight on Thursday, May 13th. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 66464161. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources
Online Resources (Nasdaq: ORCC) powers financial interactions between millions of consumers and the Company’s financial institution and biller clients.  Backed by its proprietary payments gateway that links banks directly with billers, the Company provides web and phone-based financial services, electronic payments and marketing services to drive consumer adoption. Founded in 1989, Online Resources is the largest financial technology provider dedicated to the online channel. For more information, visit www.orcc.com.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

###

Online Resources Corporation
Quarterly Operating Data1
(Unaudited)

	2Q08	3Q08	4Q08	1Q09	2Q09	3Q09	4Q09	1Q10
BANKING SERVICES
Payment Services[2]
Revenue	$18.1	$18.4	$17.9	$17.5	$17.2	$17.1	$16.7	$16.4
Bill Payment Transactions	39.0	39.1	39.4	39.0	37.3	38.5	37.8	35.9

Other Revenue	$5.1	$5.6	$5.3	$5.4	$5.9	$5.7	$7.7	$7.0

eCOMMERCE SERVICES
Payment Services — User Paid
Revenue	$6.4	$6.2	$5.8	$6.5	$5.8	$4.7	$4.1	$4.8
Bill Payment Transactions	1.7	1.7	1.6	1.7	1.6	1.4	1.2	1.4

Payment Services — Biller Paid
Revenue	$5.6	$6.0	$6.2	$7.1	$7.0	$7.2	$7.3	$8.6
Bill Payment Transactions	10.5	11.3	11.8	12.7	13.5	13.7	14.2	15.4

Other Revenue[3]	$2.0	$1.9	$2.0	$2.7	$1.9	$1.9	$2.4	$1.9

OTHER KEY METRICS
Internet Banking Adoption Rate[4]	32.8%	33.6%	35.4%	38.3%	40.8%	43.2%	46.0%	45.0%
Banking Billpay Adoption Rate	9.4%	10.0%	10.2%	10.4%	10.7%	11.1%	11.4%	11.6%
Enterprise Users	12.6	13.0	13.2	13.8	14.0	14.3	14.8	14.7

Notes:

1.	In millions except adoption rates.

2.	Includes the revenues and transactions for large client Corporate Network eCom, which departed in 2Q08.

3.	Includes revenues for large client Certegy, which departed in 2Q08.

4.	The Company refined its definition of an Internet banking user in 1Q09 to incorporate a stricter definition of an active user. In order to make them consistent with the new definition, the Internet banking adoption rates for prior periods have been adjusted. User counts under the new definition have been estimated for the prior periods.

Online Resources Corporation
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2009
	(Unaudited)
Revenues:
Account presentation services	$2,381	$1,839
Payment services	29,732	31,129
Relationship management services	2,098	2,040
Professional services and other	4,371	4,232

Total revenues	38,582	39,240

Expenses:
Cost of revenues	19,626	19,664

Gross profit	18,956	19,576

General and administrative	7,754	9,721
Selling and marketing	4,912	5,606
Systems and development	2,573	2,253

Total expenses	15,239	17,580

Income from operations	3,717	1,996

Other income (expense)
Interest income	7	46
Interest expense	(61)	(1,081)
Other income (expense)	(98)	13

Total other income (expense)	(152)	(1,022)

Income before tax provision	3,565	974
Income tax provision	1,386	343

Net income	2,179	631
Preferred stock accretion	2,336	2,249

Net loss available to common stockholders	$(157)	$(1,618)

Net loss available to common stockholders per share:
Basic	$(0.01)	$(0.05)
Diluted	$(0.01)	$(0.05)

Shares used in calculation of net loss available to common stockholders per share:
Basic	30,484	29,734
Diluted	30,484	29,734

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,044	$22,907
Accounts receivable, net	17,345	17,457
Deferred implementation costs, current portion	2,119	1,941
Deferred tax asset, current portion	7,477	7,477
Prepaid expenses and other current assets	3,473	2,102

Total current assets	51,458	51,884

Property and equipment, net	28,985	25,561
Deferred tax asset, less current portion	20,100	22,490
Goodwill	181,516	181,516
Intangible assets	18,331	19,972
Deferred implementation costs, less current portion, and other assets	7,714	7,067

Total assets	$308,104	$308,490

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,458	$2,008
Accrued expenses	4,110	3,739
Notes payable, senior secured debt, current portion	9,250	8,250
Interest payable	25	27
Deferred revenues, current portion, and other current liabilities	6,335	6,793

Total current liabilities	22,178	20,817

Notes payable, senior secured debt, less current portion	35,500	40,500
Deferred revenues, less current portion, and other long-term liabilities	6,946	6,888

Total liabilities	64,624	68,205

Redeemable convertible preferred stock	102,960	100,623

Stockholders’ equity	140,520	139,662

Total liabilities and stockholders’ equity	$308,104	$308,490

Online Resources Corporation
Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended
	March 31,
	2010	2009
	(Unaudited)

Operating activities
Net income	$2,179	$631
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred tax benefit	2,391	367
Depreciation and amortization	4,659	5,126
Equity compensation expense	959	1,234
Write off and amortization of debt issuance costs	98	87
Loss on disposal of assets	—	4
Provision for losses on accounts receivable	6	16
Gain on investments	—	(13)
Change in fair value of theoretical swap derivative	(398)	(58)
Changes in certain other assets and liabilities	(1,110)	1,124

Net cash provided by operating activities	8,784	8,518
Investing activities
Purchases of property and equipment	(6,399)	(2,275)
Sale of short-term investments	—	576

Net cash used in investing activities	(6,399)	(1,699)
Financing activities
Net proceeds from issuance of common stock	(239)	226
Repayment of 2007 notes	(4,000)	(3,188)
Repayment of capital lease obligations	(9)	(8)

Net cash used in financing activities	(4,248)	(2,970)

Net (decrease) increase in cash and cash equivalents	(1,863)	3,849
Cash and cash equivalents at beginning of year	22,907	22,969

Cash and cash equivalents at end of period	$21,044	$26,818

Online Resources Corporation
Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2009
	(Unaudited)

Reconciliation of ebitda (See Note 1):
Net income	$2,179	$631
Depreciation and amortization (incl. loss on disposal of assets)	4,659	5,130
Interest expense, net	54	1,035
Income tax provision	1,386	343

Ebitda (See Note 1)	$8,278	$7,139

Reconciliation of adjusted ebitda (See Note 2):
Net income	$2,179	$631
Depreciation and amortization (incl. loss on disposal of assets)	4,659	5,130
Equity compensation expense	959	1,234
Other (income) expense	152	1,022
Income tax provision	1,386	343

Adjusted ebitda (See Note 1)	$9,335	$8,360

Reconciliation of core net income (See Note 3):
Net loss available to common stockholders	$(157)	$(1,618)
Preferred stock accretion related to redemption premium	402	394
Change in fair value of theoretical swap derivative	(398)	(58)
Change in fair value of mark to market investments	—	13
Equity compensation expense	959	1,234
Amortization of intangible assets	1,641	2,082

Core net income (see Note 2)	$2,447	$2,047

Reconciliation of core net income per share:
Diluted net loss available to common stockholders	$(0.01)	$(0.05)
Preferred stock accretion related to redemption premium	0.01	0.01
Change in fair value of theoretical swap derivative	(0.01)	—
Change in fair value of mark to market investments	—	—
Equity compensation expense	0.03	0.04
Amortization of intangible assets	0.05	0.07
Other, including impact of treasury method and rounding	0.01	—

Core net income per share	$0.08	$0.07

Notes:

1.	Ebitda is a non-GAAP measure we define as net income before interest, taxes, depreciation and amortization expense.

2.	Adjusted ebitda is a non-GAAP measure we define as net income before interest, taxes, depreciation and amortization and equity compensation expense.

3.	Core net income is a non-GAAP measure we define as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit from the release of valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark to market investments, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.